SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                       October 7, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070
1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35291 (205) 257-1000	63-0004250

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Alabama Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

See BUSINESS – “Rate Matters – Rate Structure and Cost Recovery Plans” of The Southern Company (“Southern Company”) in Item 1 and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters – Alabama Power” and “PSC Matters – Fuel Cost Recovery” of Southern Company in Item 7 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and BUSINESS – “Rate Matters – Rate Structure and Cost Recovery Plans” of Alabama Power Company (“Alabama Power”) in Item 1 and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters – Retail Fuel Cost Recovery” of Alabama Power in Item 7 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for information regarding the rate structure and design and the retail rate plans of Alabama Power. For additional information, see MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “FERC and Alabama PSC Matters – Retail Fuel Cost Recovery” in Alabama Power’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

On October 7, 2008, the Alabama Public Service Commission (the “APSC”) voted to approve an increase in Alabama Power’s Rate Energy Cost Recovery (“ECR”) factor to 3.983 cents per kilowatt hour (“KWH”) for a 24-month period beginning with October 9, 2008 billings. Thereafter, the Rate ECR factor shall be 5.910 cents per KWH, absent a contrary order by the APSC. Rate ECR revenues, as recorded on the financial statements, are adjusted for the difference in actual recoverable costs and amounts billed in current regulated rates. Accordingly, this approved increase in the billing factor will have no significant effect on revenues or net income, but will increase annual cash flow.

The APSC also voted to approve a corrective rate package effective in January 2009 providing for various adjustments to customer charges under Alabama Power’s rate structure which are expected to generate additional annual revenues of $168 million. Alabama Power expects that these additional revenues will preclude the need for a rate adjustment under the Rate Stabilization and Equalization Plan (“Rate RSE”) in 2009. At the October 7, 2008 meeting of the APSC, Alabama Power agreed to a moratorium on any increase in 2009 under Rate RSE.

Alabama Power also agreed to defer collection during 2009 of any increase in rates under the portion of Rate Certificated New Plant which permits recovery of costs associated with environmental laws and regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2008	THE SOUTHERN COMPANY
By /s/ Melissa K. Caen Melissa K. Caen Assistant Secretary
ALABAMA POWER COMPANY
By /s/ Wayne Boston Wayne Boston Assistant Secretary